EXHIBIT 99.1

Press Release

Media Contact:
Maria Hudson
Xura
maria.hudson@xura.com
+44 7967813429

Investor Relations Contact:
Luke Todd
Xura
Luke.todd@Xura.com
+1-781-213-2131

Niccolo de Masi Appointed to Xura Board of Directors

WAKEFIELD, Mass., Nov. 18, 2015: Today Xura, Inc. (NASDAQ: MESG), a leading provider of digital communications services, announced that Niccolo de Masi, the President, Chief Executive Office and Chairman of Glu Mobile Inc. (NASDAQ: GLUU), has been appointed to the company's Board of Directors.

Mr. de Masi brings a wealth of experience from the digital communications industry, with a particular focus on new and emerging mobile technologies. He has innovative leadership, operational, financial, business, strategy and corporate governance experience through his service as Chief Executive Officer and director of a publicly-traded company.

"Niccolo is an exceptional addition to our board. His visionary leadership and technology acumen will be a great asset to the team," said Henry R. "Hank" Nothhaft, Xura's Chairman of the Board.

"I am delighted that Niccolo has joined our Board. His exemplary achievements are reflected through his in-depth technical knowledge of the digital communications services market, and passion for new and emerging technologies, which will be invaluable to Xura as we leverage our global leadership position to create the future of digital communications services," said Philippe Tartavull, Xura's President and Chief Executive Officer.

"I am very enthused to join the Board of Xura in these exciting times for the company following the recent merger and the positioning of Xura as a new strong brand in the market place. I look forward to working with the board to help guide the company to a continued successful future, as Xura helps to navigate its customers to next generation digital technology," said Niccolo de Masi.

About Niccolo de Masi

Mr. de Masi, has served as the President and Chief Executive Officer of Glu Mobile Inc. (“Glu”) and as one of its directors since January 2010.  Mr. de Masi became interim Chairman of Glu’s Board in July 2014 and Chairman in December 2014.  Prior to joining Glu, Mr. de Masi was the Chief Executive Officer and President of Hands-On Mobile, a mobile technology company, that was a developer and publisher of mobile entertainment, from October 2009 to December 2009, and previously served as the President of Hands-On

Mobile from March 2008 to October 2009.  Before his time with Hands-On Mobile, Mr. de Masi was the Chief Executive Officer of Monstermob Group PLC, a mobile entertainment company, from June 2006 to February 2007.  Mr. de Masi joined Monstermob in 2004 and, prior to becoming its Chief Executive Officer, held positions as its Managing Director and as its Chief Operating Officer, where he was responsible for formulating and implementing Monstermob’s growth and product strategy.  Mr. de Masi worked in a variety of corporate finance and operational roles within the technology, media and telecommunications (TMT) sector, beginning his career with JP Morgan on both the TMT debt capital markets and mergers and acquisitions teams in London.  He has also worked as a physicist with Siemens Solar and within the Strategic Planning and Development divisions of Technicolor.  Mr. de Masi holds an M.A. degree in Physics and an MSci. degree in Electronic Engineering—both from Cambridge University.

About Xura, Inc.

Xura, Inc. (NASDAQ: MESG) offers a portfolio of digital services solutions that enable global communications across a variety of mobile devices and platforms. We help communication service providers (“CSPs”) and enterprises navigate and monetize the digital ecosystem to create innovative, new experiences through our cloud-based offerings. Our solutions touch more than three billion people through 350+ service providers and enterprises in 140+ countries.  You can find us at Xura.com.

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Forward-Looking Statements

This press release includes “forward-looking statements.” Forward-looking statements include statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. These risks and uncertainties discussed above, as well as others, are discussed in greater detail in our filings with the SEC. The documents and reports we file with the SEC are available through us, or our website, www.Xura.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov.